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                                                                   EXHIBIT 10.16


SCOLR, Inc.
8340 154th AVE. N.E.
Redmond, WA 98052-3864
                                                                March 18th, 2003

Attention:  David T. Howard
            President and CEO


     This will confirm the understanding and agreement between Dunsford Hill Capital Partners ("Dunsford Hill" or the "Consultant") and SCOLR, Inc. ("SCOLR" or the "Company") as follows:

     1. The Company hereby engages Consultant with respect to the Company's continuing review of strategic and financial planning matters and for assistance in organizing and preparing itself for a private equity financing. It is explicitly agreed that Randall Caudill ("Caudill") will be the Dunsford Hill representative assigned to advise and assist SCOLR pursuant to this engagement.

     2. The term of the engagement described herein shall be deemed to have commenced on February 19th, 2003 and shall terminate on August 31st, 2003, unless explicitly agreed by both parties in writing. Either party may terminate Consultant's engagement hereunder at any time, subject to the provisions of paragraphs 3 through 13 which shall survive any termination of this Agreement.

     3. As compensation for the services rendered hereunder, the Company shall pay Consultant an advisory fee of $75,000 (seventy five thousand dollars) payable in arrears in six equal monthly installments on the final day of each calendar month with the first of such payments being due on March 31st, 2003. In addition, the Company shall grant to Consultant a five-year warrant to purchase 100,000 (one hundred thousand) shares of the Company's Common Stock, at an exercise price of $1.00 per share.

     4. The Company will reimburse Consultant for all reasonable, out-of-pocket expenses incurred in the performance of this engagement. Consultant will present for approval an itemized expense bill, in a form acceptable to SCOLR, together with receipts or other reasonable evidence in substantiation of such expenses. Reasonable expenses for travel shall include full-fare coach class airfare for domestic flights, and full-fare, business class airfare for international flights.

     5. Since Consultant and Caudill will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify Consultant, Caudill, and their respective affiliates as set forth in a separate



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letter agreement dated as of the date hereof, between Consultant and the
Company.

6. Consultant's relationship with the Company will be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Consultant for taxes thereon, all of which will be Consultant's responsibility. Consultant agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by relevant taxing authorities. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

7. In connection with Consultant's engagement, the Company will furnish Consultant and/or Caudill with all information concerning the Company which Consultant and/or Caudill shall reasonably request. The Company represents and warrants that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant and Caudill will be using and relying upon such information supplied by the Company and its officers, agents and others concerning the Company without independent investigation or verification thereof or independent appraisal by Consultant or Caudill.

8. In connection with this engagement, it is understood that Consultant and/or Caudill may identify and facilitate contact between SCOLR and corporations or individuals that may potentially become the Company's joint venture partners, licensees, commercial collaborators, agents, directors, or investors. Consultant and/or Caudill shall have no liability to the Company or any other person or party resulting from their so acting in connection with initiating such contacts referenced herein. It is explicitly agreed that Consultant's and/or Caudill's role under this engagement will not include, without limitation: performing due diligence; verifying information provided to Consultant and/or Caudill or, directly or indirectly, to other persons or parties pursuant to contacts made by Consultant and/or Caudill as contemplated by this paragraph or otherwise; or, negotiating or structuring any agreements, licenses, commercial collaborations, or investments by or with third parties.

9. The benefits of this Agreement, together with the separate indemnity letter, shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in


                                       2

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     this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     10. Consultant acknowledges that it has obtained and will obtain, during the term of this engagement, confidential information concerning SCOLR not generally known outside the Company. Such information includes, but is not limited to, financial information, trade secrets, formulae, scientific knowhow and production techniques, employees, agents, business and marketing plans, research results and related data, strategies and forecasts (collectively, "Confidential Information"). Consultant shall not, during the term of this Agreement, or for a 10 (ten) year period following the termination of this Agreement, use any Confidential Information for Consultant's own purposes or for the benefit of any third person, firm or entity or disclose any Confidential Information to any third person, firm or entity without obtaining prior written consent of the Board of Directors of SCOLR, unless such disclosure is required by law.

     11. If any provision of this Agreement is, for any reason, declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining provisions shall not be affected and the remaining portion of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provisions eliminated.

     12. This Agreement contains the entire Agreement of the parties and supersedes and cancels all other Agreements, discussions, representations or understandings between the parties with respect to the subject matter hereof. No amendments hereto, or waivers or releases of obligations hereunder, shall be effective unless agreed to in writing by the parties hereto.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

     Dunsford Hill is delighted to accept this engagement and looks forward to working with SCOLR. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                         Dunsford Hill Capital Partners


                         By: /s/ Randall L-W. Caudill
                            --------------------------

                         Title: President
                               -----------------------

                         Date: 22-March-03
                              ------------------------

Accepted and Agreed to:


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     SCOLR, Inc.

     By: /s/ David T. Howard
        --------------------------

     Title: President & CEO
           -----------------------

     Date:  03-18-2003
          ------------------------


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To: Dunsford Hill Capital Partners
    1080 Chestnut St. - #16A
    San Francisco, CA  94109


                                                                March 18th, 2003


Attention: Randall L-W. Caudill
           President


   In connection with the engagement dated March 18th, 2003 between Dunsford Hill Capital Partners ("Dunsford Hill") and SCOLR, Inc. ("SCOLR" or the "Company") and the services which Dunsford Hill has agreed to render to the Company thereunder, the Company shall (A) indemnify Dunsford Hill and Randall Caudill (jointly and/or severally, the "Indemnified Parties"), and hold them harmless to the fullest extent permitted by law against any losses, claims, damages or liabilities to which the Indemnified Parties may become subject in connection with (i) their use of information that is inaccurate in any respect (as a result of misrepresentation, omission, failure to update, or otherwise) that is provided to Indemnified Parties by the Company, its representatives, agents or advisers, regardless of whether the Indemnified Parties knew or should have known of such inaccuracy, or (ii) any other aspect of rendering such services, in the case of each of clauses (i) and (ii) above unless it is finally judicially determined that such losses, claims, damages or liabilities relating thereto arise only out of the gross negligence or willful misconduct of any of the Indemnified Parties, and (B) reimburse Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending any lawsuits, claims, or other proceedings arising in any manner out of or in connection with their performance of their duties pursuant to the engagement referenced above, unless it is finally judicially determined that the losses, claims, damages or liabilities relating thereto arise only out of the gross negligence or willful misconduct of the Indemnified Parties. If, for any reason, the foregoing indemnity is unavailable to the Indemnified Parties or is insufficient to hold the Indemnified Parties harmless (other than in the event that the losses, claims, damages or liabilities relating thereto arise only out of the gross negligence or willful misconduct of the Indemnified Parties), then the Company shall contribute to the amount paid or payable by Indemnified Parties as a result of such claims, liabilities, losses, damages, or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Parties on the other, but also the relative fault of the Company and the Indemnified Parties, as well as any equitable considerations. Notwithstanding the provisions of this agreement, the aggregate contribution of the Indemnified Parties to all claims, liabilities, losses, damages and expenses shall not exceed the amount of the fees actually received by Dunsford Hill pursuant to its engagement by the Company. It is hereby further agreed that the relative benefits to the Company on the one hand and the Indemnified Parties on the other hand with respect to the transactions contemplated
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in the engagement referenced above shall be deemed to be in the same proportion as (i) the total value of the transaction bears to (ii) the fees paid to Dunsford Hill with respect to such transactions. The Company agrees that the indemnification and reimbursement commitments set forth in this agreement shall apply whether or not the Indemnified Parties are a formal party to any such lawsuits or other proceedings, that the Indemnified Parties are entitled to retain separate counsel of their choice in connection with any of the matters to which such commitments relate, that such commitments shall be in addition to any liability that the Company may have to the Indemnified Parties at common law or otherwise, and that such commitments shall extend upon the terms set forth in the engagement letter and this agreement to any controlling person, director, officer, employee, agent or affiliate of Indemnified Parties and shall survive any termination of the engagement provided that any such claim arising other than as a result of this indemnification procedure shall serve as a set-off against any claim hereunder.


                                  Very truly yours,

                                  SCOLR, Inc.


                                  By:  /s/ David T. Howard
                                      ---------------------

                                  Title: President & CEO
                                        -------------------


Agreed and Accepted:

Dunsford Hill Capital Partners


By:  /s/  Randall L-W. Caudill
    ---------------------------

Title:  President
      -------------------------